WAYNE SAVINGS BANCSHARES, INC. DECLARES QUARTERLY DIVIDEND	EXHIBIT 99.1 NEWS RELEASE NASDAQ SYMBOL: WAYN RELEASE DATE: December 21, 2004 CONTACT: CHARLES F. FINN CHAIRMAN AND CEO MICHAEL C. ANDERSON EXECUTIVE V.P., CFO (330) 264-5767

FOR IMMEDIATE RELEASE

WOOSTER, OHIO – The Board of Directors of Wayne Savings Bancshares, Inc. (NASDAQ: WAYN), the stock holding company parent of Wayne Savings Community Bank of Wooster, Ohio, has declared a cash dividend of $.12 cents per share on the Company’s common stock for the quarter ending December 31, 2004. This represents an annualized dividend of $.48 cents per share. The quarterly cash dividend will be paid on January 14, 2005 to stockholders of record as of December 31, 2004.

        At September 30, 2004, Wayne Savings Bancshares, Inc. had total assets of $381.5 million, deposits of $311.9 million, and stockholders’ equity of $41.9 million, resulting in a capital-to-assets ratio of 11.0%. Established in 1899, Wayne Savings Community Bank, the wholly-owned subsidiary of Wayne Savings Bancshares, Inc., has eleven full-service banking locations in Wayne, Holmes, Ashland, Medina, and Stark counties, Ohio.